EXHIBIT 1

                             JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

   Date:     February 6, 1998

                                 /s/ Paul J. Duggan
                                 Paul J. Duggan, an individual


                                 Jackson Boulevard Fund, Ltd.

                                 By: /s/ Paul J. Duggan
                                     Paul J. Duggan, President


                                 Jackson Boulevard Equities, L.P.


                                 By:  Jackson Boulevard Fund, Ltd.,
                                      General Partner


                                 By:  /s/ Paul J. Duggan
                                      Paul J. Duggan, President


                                 Jackson Boulevard Investments, L.P.

                                 By:  Jackson Boulevard Fund, Ltd.,
                                        General Partner


                                 By: /s/ Paul J. Duggan
                                     Paul J. Duggan, President